EXHIBIT 99.1
Biodel Inc. Announces the Completion of Its Two Pivotal Trials and the Release of EASD Abstracts Containing Additional Interim Data From Its VIAject™ Program
DANBURY, Conn., July 16, 2008 — Biodel Inc. (Nasdaq: BIOD) today announced that its two pivotal Phase III VIAject™ clinical trials are now complete, with the last study patient visit on July 14, 2008. Results of the full trial will be released either at Biodel’s poster presentation at the European Association for the Study of Diabetes (EASD) on Tuesday, September 9, 2008, or at a later appropriate scientific forum.
Biodel also announced that two abstracts containing interim data from its VIAject™ Phase III clinical trials was posted on the Website for the 44th Annual Meeting of the EASD. The abstracts disclosed results of a January 2008 preliminary interim analysis of the secondary endpoints of dose, weight, and mild and moderate hypoglycemic events for the VIAject™ Phase III clinical trials.
“We continue to meet our timelines and are encouraged by the VIAject™ Phase III interim data, which continues to meet our expectations,” stated Dr. Solomon Steiner, Chief Executive Officer and Chairman of Biodel. “We look forward to performing our final analysis and presenting data from the completed studies after the clinical trial database has been locked.”
The interim analysis, dose and weight changes after six weeks of drug treatment were compared to the baseline for all patients who had completed six weeks or more of treatment. Additionally, total mild and moderate hypoglycemic events as of January 2008 were compared across the two treatment arms. The following additional information was reported in the EASD abstracts:
The interim results demonstrated statistically significant differences in weight changes in patients with Type 1 and Type 2 diabetes using VIAject™ compared to Humulin® R in the first six weeks of the study. Type 1 patients (n=102) receiving VIAject™ showed no change in weight compared to baseline, while a weight gain (1.4 ±2.9 kg) was seen in the patients (n=108) receiving Humulin® R (p<0.001). Type 2 patients (n=173) receiving VIAject™ showed a weight reduction (-0.5 ±4.7 kg) compared to baseline, while a weight gain (0.8 ±6.2 kg) was seen in the patients (n=180) receiving Humulin® R (p<0.05), for a net difference of 1.3 kg.
The interim results demonstrated statistically significant daily meal-time (prandial) dose reductions in patients with Type 1 and Type 2 diabetes using VIAject™ compared to Humulin® R in the first six weeks of the study. With comparable glycemic control targets between treatment groups, Type 1 patients (n=106) receiving VIAject™ showed a 34 percent reduction in daily prandial dose (10 units; p<0.001) compared to baseline, while control patients receiving Humulin® R showed a non-significant 7 percent reduction (2.4 units). Type 2 patients receiving VIAject™ showed a 36 percent reduction (16 units; p<0.001), while control patients receiving Humulin® R showed an increase of 15 percent (6 units; p<0.01), for a net difference of 51 percent.
The interim results demonstrated statistically significant reductions in mild and moderate hypoglycemic events in patients with Type 1 and Type 2 diabetes using VIAject™ compared to Humulin® R. Type 1 patients recorded 8,111 mild and moderate hypoglycemic events, with a significantly lower number of incidents in the VIAject™ group (3,691; p<0.001) than in the Humulin® R group (4,420). Type 2 patients recorded 2,438 mild and moderate hypoglycemic events with a significantly lower number of incidents in the VIAject™ group (844 events) than in the Humulin® R group (1,594 events; p<0.001).
Biodel noted that the final data from these trials may differ from those suggested by the preliminary interim analysis. Furthermore, the primary efficacy endpoint for the studies, change in HbA1c, has not been analyzed. Both HbA1c and incidences of severe hypoglycemic events will be analyzed and reported after the clinical trial database for the studies has been locked.
About VIAject™
VIAject™ is an ultra rapid-acting injectable human insulin intended for meal-time use by patients with Type 1 or Type 2 diabetes. In Phase I and Phase II clinical trials, VIAject™ has been shown to have a more rapid onset of activity than those reported for the existing rapid-acting insulin analogs. As a result, VIAject™ may be safer, require a lower dose and promote weight loss when compared to currently marketed meal-time insulins. VIAject™ has been tested in two pivotal Phase III clinical trials, which compared the effects of VIAject™ to Humulin® R, the leading recombinant human insulin.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. Biodel’s product candidates are developed by using VIAdel™ technology, which reformulates existing FDA-approved peptide drugs. The Company’s lead product candidate, VIAject™, is an ultra rapid-acting injectable meal-time insulin in development for use by patients with Type 1 or Type 2 diabetes. VIAject™ has been tested in two pivotal Phase III clinical trials. Biodel’s pipeline also includes VIAtab™ a sublingual tablet formulation of insulin in the Phase I stage of clinical testing, and two pre-clinical osteoporosis product candidates. For further information regarding Biodel, please visit the Company’s Website at www.biodel.com.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel(TM) technology; the progress or success of our research, development and clinical programs, the initiation and completion of our clinical trials, the timing of the interim analyses and the timing or success of our product candidates, particularly VIAject(TM) and VIAtab(TM); our ability to secure additional patents for VIAject(TM) and our other product candidates; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The Company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.
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Contact:
Investors and Media should contact Rebecca Der, rder@burnsmc.com, or Susan Neath, sneath@burnsmc.com, both of Burns McClellan, Inc., +1-212-213-0006, for Biodel Inc.